Investor Presentation Q2 2025 SPEAKERS: McKeel Hagerty | Chief Executive Officer and Chairman Patrick McClymont | Chief Financial Officer

HAGERTY Q2 2025 | 2 FORWARD LOOKING STATEMENTS / NON-GAAP FINANCIAL MEASURES This presentation contains statements that constitute “forward-looking statements” within the meaning of the federal securities laws. All statements we provide, other than statements of historical fact, are forward-looking statements, including those regarding our future operating results and financial position, our business strategy and plans, products, services, and technology implementations, market conditions, growth and trends, expansion plans and opportunities, and our objectives for future operations. The words “anticipate,” “believe,” “envision,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “ongoing,” “contemplate,” and similar expressions, and the negatives of these expressions, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations about future events, which may not materialize. Actual results could differ materially and adversely from those anticipated or implied in our forward- looking statements. These factors include, among other things, our ability to: (i) compete effectively within our industry and attract and retain our insurance policyholders and paid Hagerty Drivers Club (“HDC”) subscribers; (ii) maintain key strategic relationships with our insurance distribution and underwriting carrier partners; (iii) prevent, monitor, and detect fraudulent activity; (iv) manage risks associated with disruptions, interruptions, outages or other issues with our technology platforms or our use of third-party services; (v) accelerate the adoption of our membership and marketplace products and services, as well as any new insurance programs and products we offer; (vi) complete the proposed fronting arrangement with Markel Group Inc. (together with its subsidiaries, “Markel”) and achieve its intended benefits; (vii) manage the cyclical nature of the insurance business, including through any periods of recession, economic downturn or inflation; (viii) address unexpected increases in the frequency or severity of claims; and (ix) comply with the numerous laws and regulations applicable to our business, including state, federal and foreign laws relating to insurance and rate increases, privacy, the internet, and accounting matters. You should not rely on forward-looking statements as predictions of future events. We operate in a very competitive and rapidly changing environment and new risks emerge from time to time. The forward- looking statements in this presentation represent our views as of the date hereof. This presentation should be read in conjunction with the information included in our filings with the SEC and press releases. Understanding the information contained in these filings is important in order to fully understand our reported financial results and our business outlook for future periods. In addition, this presentation contains certain “non-GAAP financial measures”. The non-GAAP measures are presented for supplemental informational purposes only. These financial measures are not recognized measures under GAAP and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Reconciliations to the most directly comparable financial measure calculated and presented in accordance with GAAP are provided in the appendix to this presentation. ON THE COVER: Golden hour in a 1974 Toyota Land Cruiser. PHOTOGRAPHER: KAYLA KEENAN

HAGERTY Q2 2025 | 3 SECOND QUARTER YTD 2025 Highlights TOTAL REVENUE GROWTH OF 18% TO $688 MILLION 1. Commission and Fee growth of 12% 2. Written Premium growth of 11% » Added 143,000 new members in the first half of 2025 3. Membership, Marketplace and other revenue growth of 68% » Marketplace growth of 232%, primarily due to a higher level of inventory sales and the highly successful Broad Arrow auction at Concorso d’Eleganza Villa d’Este SIGNIFICANTLY IMPROVED PROFITABILITY 1. Operating Income of $73 million compared to $50 million (+46%) » Improved operating margin by 210 bps 2. Net Income1 of $74 million compared to $51 million (+46%) 3. Adjusted EBITDA2 of $103 million compared to $80 million (+28%) ENTERED INTO NON-BINDING LOI WITH MARKEL3 WHERE HAGERTY WOULD CONTROL 100% OF THE PREMIUM IN 2026 1. Better profitability, operational control and no disruption to policyholders 1 Net Income in the prior year includes an $8 million loss as a result of a change in the fair value of our warrant liabilities. 2 See Appendix for additional information regarding this non-GAAP financial measure. 3 Subject to negotiation of the definitive agreement with Markel. The unmistakable lines of a 1971 Corvette Stingray. PHOTOGRAPHER: ALEX CRICK

2025 Priorities Investing to double Hagerty’s policies in force to 3.0 million by 2030 FASTER, SMARTER, BETTER INTEGRATED: » Insurance growth with State Farm rollout and launch of Enthusiast Plus » Integrated membership with authentic delivery of products and services » Marketplace global expansion in live and digital auctions to help members buy and sell the cars they love » Operational excellence by delivering great experiences more efficiently as we drive margins higher » Technology integration and speed as we transition to cloud native, scalable architecture » Cultural excellence by engaging best in class teams to service all stakeholders HAGERTY Q2 2025 | 4 → 1974 Ford Bronco: Classic cool. PHOTOGRAPHER: SABRINA HYDE

Important cars, little roads and wonderful friends.
It's what makes the California Mille so special!
PHOTOGRAPHERS: ZACH HAMMER + GINA PETERSON

Investing in Growth and Efficiency

Launched Enthusiast+ in July of 2025 on Duck Creek platform

Began the process of identifying challenges and risks of aging IT infrastructure in 2023

Current technology stack:

» Impacts operational efficiency, resulting in a high cost to serve

» Prevents scalability that is needed to efficiently double our policy count to 3.0 million by 2030

New insurance IT platform should improve the member experience, enhance security, and lower marginal operating costs

» Offer more self-serve functionality

» Allow for more modern rating architecture with greater segmentation

» Free up tech resources to develop differentiators for Hagerty

Near-term redundant systems result in higher than normal operating and software expenses

TECHNOLOGY SPEND SHOULD BEGIN TO MODERATE AS A PERCENTAGE OF REVENUE IN 2026

*Elevated technology investments of ~$20 million in 2025

HAGERTY Q2 2025 | 5

Markel Fronting Arrangement Evolving the decade-long partnership, with Hagerty controlling 100% of the premium in 2026 CURRENT MODEL PROPOSED FRONTING STRUCTURE (1/1/26) HAGERTY Q2 2025 | 6 → Sunshine, open road, and a legendary 1966 Ford Mustang. PHOTOGRAPHER: SABRINA HYDE DRIVING BETTER PROFITABILITY AND OPERATIONAL CONTROL WITH NO DISRUPTION TO POLICYHOLDERS 1 Hagerty and Markel are currently under a non-binding LOI. The Proposed Fronting Arrangement is subject to negotiation of a final binding agreement between the parties. »Hagerty earns 42% total commissions as an MGA and retains 80% of the risk via Hagerty Re »Markel retains 20%, handles filings and administrative support »Hagerty Re pays a 47% ceding commission to Markel (~42% commissions + ~5% for G&A, taxes and operating expenses) »Hagerty Re would earn 100% of the premium and retain 100% of the risk »Hagerty would secure expanded underwriting and claims authority; Markel would issue policies and provide administrative support »Hagerty Re would pay a ~2% fronting fee and fund G&A, taxes and operating expenses

HAGERTY Q2 2025 | 7 210 bps improvement in operating margin $688M +18% +46% +46% +11% +28% $600M 88.7% $73M $103M $74M $0.16 SECOND QUARTER YTD 2025 Financial Highlights 1 Full year Loss Ratio includes approximately $10 million pre-tax impact from the Southern California wildfires. 2 Hagerty Re’s Combined Ratio is the ratio of (i) Hagerty Re’s losses, loss adjustment expenses, and underwriting expenses to (ii) its earned premium. 3 See Appendix for additional information regarding this non-GAAP measure. 82 42.2% Loss Ratio1 89.1% Combined Ratio2 Adjusted EBITDA3

HAGERTY Q2 2025 | 8 SECOND QUARTER YTD 2025 HIGHLIGHTS Commission and fee revenue (+12%) » Written premium growth 11% » Policies in Force retention of 89% Membership, Marketplace and other revenue (+68%) » Membership revenue growth of 12% » Marketplace revenue growth of 232% Earned premium in Hagerty Re (+12%) » Contractual quota share2 is ~80% in 2025 Revenue Components 1 Includes base commissions, payment plan fees and contingent underwriting commissions. 2 Currently applies to U.S. classic auto programs. Generally described as an arrangement where underwriting risk and profit is shared proportionately. Q2 YTD $313 $369 $27 $178 $129 $48 $158 $143 $585 $688 $309 $58 $218 $244 $98 $347 11% 12% 78% 68% 13% 12% Growth Growth 2024 2025 2024 2025 18% growth 18% growth Strong double-digit gains TOTAL REVENUE

HAGERTY Q2 2025 | 9 $16 $43 $34 $47 $53 $64 $16 $43 $34 $47 $53 $64 Q2 2023 Q2 2023Q2 2024 Q2 2024Q2 2025 Q2 2025 Delivering sustained profit growth Second Quarter Earnings Analysis SECOND QUARTER NET INCOME1 SECOND QUARTER ADJUSTED EBITDA2 1 Q2 2023 Net Income includes a $2 million loss as a result of a change in the fair value of our warrant liabilities and a $3 million loss due to restructuring. Q2 2024 Net Income includes a $2 million loss as a result of a change in the fair value of our warrant liabilities. 2 See Appendix for additional information regarding this non-GAAP financial measure.

HAGERTY Q2 2025 | 10 YTD Q2 2023 YTD Q2 2024 YTD Q2 2025 $80 $41 $103 Q2 2023 Q2 2024 Q2 2025 $74 $51 $1 YTD Q2 2023 YTD Q2 2023YTD Q2 2024 YTD Q2 2024YTD Q2 2025 YTD Q2 2025 Delivering sustained profit growth YTD 2024 Earnings Analysis SECOND QUARTER YTD NET INCOME1 SECOND QUARTER YTD ADJUSTED EBITDA2 1 YTD Q2 2023 Net Income includes a $2 million loss as a result of a change in fair value of our warrant liabilities and an $8 million loss due to restructuring. Q2 2024 Net Income includes an $8 million loss as a result of a change in fair value of our warrant liabilities. 2 See Appendix for additional information regarding this non-GAAP financial measure.

HAGERTY Q2 2025 | 11 IN THOUSANDS 2024 RESULTS PRIOR 2025 OUTLOOK1 ($) REVISED 2025 OUTLOOK ($) REVISED 2025 OUTLOOK (%) LOW END HIGH END LOW END HIGH END LOW END HIGH END Total Written Premium $1,044,492 $1,180,000 $1,191,000 $1,180,000 $1,191,000 13% 14% Total Revenue $1,200,038 $1,344,000 $1,356,000 $1,356,000 $1,368,000 13% 14% Net Income 2,4 $78,303 $102,000 $110,000 $112,000 $120,000 43% 53% Adjusted EBITDA 3,4 $124,473 $150,000 $160,000 $162,000 $172,000 30% 38% 1 Prior 2025 Outlook shared on the Company’s first quarter earnings call on May 7th, 2025. 2 Fully diluted share count of approximately 361 million shares including Class A Common Stock, Class V Common Stock, Series A Convertible Preferred Stock, and share-based compensation awards. 3 See Appendix for additional information regarding this non-GAAP financial measure. 4 Profit ranges incorporate $20 million of elevated technology investments in 2025, as well as approximately $10 million pre-tax impact from the Southern California wildfires. Sustained growth and margin expansion Increased 2025 Outlook → Life’s a beach in the beloved 1972 Volkswagen Beetle. PHOTOGRAPHER: ANDY WAKEMAN

HAGERTY Q2 2025 | 13 WRITTEN PREMIUM GROWTH FUELED BY NEW MEMBERS Strong and Growing New Business Count* 450,000 400,000 350,000 300,000 250,000 200,000 150,000 100,000 50,000 0 20 25E 20 24 20 23 20 22 20 21 20 20 20 19 20 18 20 17 20 16 20 15 20 14 *New business count is expected to accelerate with State Farm Classic Plus conversion

HAGERTY Q2 2025 | 14 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 0 100 200 300 400 500 600 PROVEN TRACK RECORD OF PROFITABLE LONG-TERM GROWTH Hagerty U.S. Auto - CAGR 15% Industry Top 100 - CAGR 6% Hagerty Loss Ratio - average = 39% Industry Loss Ratio - average = 68% HAGERTY U.S. AUTO PREMIUM GROWTH VS. INDUSTRY TOP 100 HAGERTY U.S. AUTO LOSS PERFORMANCE VS. INDUSTRY TOP 100 Source: Hagerty Internal Data, S&P Global Market Intelligence (2024). To ta l P er ce nt ag e G ro w th To ta l L os s Pe rf or m an ce 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 20 30 40 50 60 70 80 90

HAGERTY Q2 2025 | 15 HISTORICAL WRITTEN PREMIUM GROWTH 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 0 200 400 600 800 1,000 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 —% 3% 5% 8% 10% 13% 15% 18% 20% Durable mid-teens growth TOTAL U.S. AUTO WRITTEN PREMIUM U.S. AUTO WRITTEN PREMIUM ANNUAL GROWTH

HAGERTY Q2 2025 | 16 0 200,000 400,000 600,000 800,000 1,000,000 1,200,000 1,400,000 1,600,000 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 ~14% ~3% Pre 1981 Vehicle Count Type Total Market (cars, mm) Collectible Vehicles by Cohort Hagerty Penetration Pre 1981 Vehicles 11.1 14.0% Post 1980 Vehicles 36.7 1.9% Total 47.8 4.7% Post 1980 Vehicle Count MARKET LEADING POSITION WITH SIGNIFICANT PENETRATION OPPORTUNITY TYPE TOTAL ADDRESSABLE MARKET (M) HAGERTY TARGET MARKET1 (M) HAGERTY TCM PENETRATION Pre 1981 Vehicles 11.1 11.1 14.4% Post 1980 Vehicles 35.4 24.0 3.1% Total 46.5 35.0 6.7% HAGERTY PENETRATION AND U.S. AUTO INSURED VEHICLE COUNT COLLECTIBLE VEHICLES BY COHORT 1 Hagerty Target Market is the subset of TAM identified as more likely to be currently used as collector vehicles based on age, inherent vehicle characteristics and expert curation.

HAGERTY Q2 2025 | 17 REVENUE COMPONENTS BY QUARTER $ IN MILLIONS 127 140 147 152 158 166 168 169 178 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 110 103 78 89 129 116 89 100 143 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 24 33 20 31 27 42 34 50 48 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 COMMISSION + FEE REVENUE1 EARNED PREMIUM IN HAGERTY RE MEMBERSHIP, MARKETPLACE + OTHER REVENUE 1 Includes base commissions, payment plan fees and contingent underwriting commissions.

RECONCILIATION OF NON-GAAP METRICS

Net Income to Adjusted EBITDA

IN THOUSANDS	Q2 2024	Q3 2024 - Q1 2025	Q2 2025	TTM
Net income	**$42,657**	**$54,740**	**$47,202**	**$101,942**
Interest and other (income) expense, net[1, 2]	(12,342)	(23,276)	(5,664)	(28,940)
Income tax expense	5,811	9,928	6,161	16,089
Depreciation and amortization	10,014	27,819	8,833	36,652
EBITDA	**46,140**	**69,211**	**56,532**	**125,743**
Loss related to warrant liabilities, net	1,941	463	—	463
Share-based compensation expense	4,383	12,823	5,146	17,969
Gain related to divestiture	(87)	—	—	—
Other unusual items[3]	736	1,144	2,066	3,210
Adjusted EBITDA	**$53,113**	**$83,641**	**$63,744**	**$147,385**

[1] Excludes interest expense related to the BAC Credit Facility, which is recorded within "Sales expense" in the Condensed Consolidated Statements of Operations.

[2] Includes interest income and net investment income related to our investment portfolio.

[3] Other unusual items includes certain legal settlement expenses, certain professional fees, and certain material severance expenses for the three and six months ended June 30, 2025 and professional fees associated with the warrant exchange transaction that closed in July 2024 (the "Warrant Exchange") for the three and six months ended June 30, 2024..

Adjusted EBITDA

We define Adjusted EBITDA as consolidated Net income, excluding net interest and other income (expense), income tax expense, and depreciation and amortization, further adjusted to exclude (i) net gains and losses related to our warrant liabilities prior to the Warrant Exchange; (ii) share-based compensation expense; and when applicable, (iii) restructuring, impairment and related charges; (iv) gains, losses and impairments related to divestitures; and (v) certain other unusual items.

We present Adjusted EBITDA because we consider it to be an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. We use Adjusted EBITDA as a measure of the operating performance of our business on a consistent basis, as it removes the impact of items not directly resulting from our core operations.

By providing this non-GAAP financial measure, together with a reconciliation to Net income, which is the most comparable GAAP measure, we believe we are enhancing investors' understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. However, Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as an alternative to, or a substitute for Net income or other financial statement data presented in our Condensed Consolidated Financial Statements as indicators of financial performance. Our definition of Adjusted EBITDA may be different than similarly titled measures used by other companies in our industry, which could reduce the usefulness of this non-GAAP financial measure when comparing our performance to that of other companies.

HAGERTY Q2 2025 | 18

RECONCILIATION OF NON-GAAP METRICS

Basic Earnings Per Share to Adjusted Earnings Per Share

IN THOUSANDS (EXCEPT PER SHARE AMOUNTS)	Q2 2025	Q2 2024	YTD 2025	YTD 2024
Numerator:				
Net income available to Class A Common Stockholders [1]	$8,465	$7,912	$14,505	$4,955
Accretion of Series A Convertible Preferred Stock	1,875	1,839	3,750	3,677
Undistributed earnings allocated to Series A Convertible Preferred Stock	633	627	1,089	395
Net income attributable to non-controlling interest	36,229	32,279	55,151	41,829
Consolidated net income	47,202	42,657	74,495	50,856
Loss related to warrant liabilities, net	—	1,941	—	8,081
Adjusted consolidated net income [2]	$47,202	$44,598	$74,495	$58,937
Denominator:				
Weighted average shares of Class A Common Stock outstanding [1]	90,698	85,687	90,374	85,171
Total potentially dilutive securities outstanding:				
Non-controlling interest THG units	255,100	255,368	255,100	255,368
Series A Convertible Preferred Stock, on an as-converted basis	6,785	6,785	6,785	6,785
Total unissued share-based compensation awards	8,712	8,228	8,712	8,228
Total warrants outstanding	—	3,876	—	3,876
Potentially dilutive shares outstanding	270,597	274,257	270,597	274,257
Fully dilutive shares outstanding [2]	361,295	359,944	360,971	359,428
Basic Earnings per Share [1]	$0.09	$0.09	$0.16	$0.06
Adjusted Earnings per Share [2]	$0.13	$0.12	$0.21	$0.16

[1] Numerator and Denominator of the GAAP measure Basic EPS

[2] Numerator and Denominator of the non-GAAP measure Adjusted EPS

[3] For the three and six months ended June 30, 2024, the dilutive impact of the outstanding warrants included in the calculation of Adjusted EPS represents the number of Class A Common Stock shares issued in relation to the Warrant Exchange.

Adjusted EPS

We define Adjusted Earnings Per Share ("Adjusted EPS") as consolidated Net income, excluding net gains and losses related to our warrant liabilities prior to the Warrant Exchange, divided by our outstanding and total potentially dilutive securities, which includes (i) the weighted average issued and outstanding shares of Class A Common Stock; (ii) all issued and outstanding non-controlling interest units of THG; (iii) all issued and outstanding shares of our Series A Convertible Preferred Stock on an as-converted basis; (iv) all unissued share-based compensation awards; and (v) all unexercised warrants outstanding prior to the Warrant Exchange.

The most directly comparable GAAP measure to Adjusted EPS is basic earnings per share ("Basic EPS"), which is calculated as Net income available to Class A Common Stockholders divided by the weighted average number of Class A Common Stock shares outstanding during the period.

We present Adjusted EPS because we consider it to be an important supplemental measure of our operating performance and believe it is used by securities analysts, investors and other interested parties in evaluating the consolidated performance of other companies in our industry. We also believe that Adjusted EPS, which compares our consolidated Net income with our outstanding and potentially dilutive shares, provides useful information to investors regarding our performance on a fully consolidated basis.

HAGERTY Q2 2025 | 19

HAGERTY Q2 2025 | 20 IN THOUSANDS 2025 Low 2025 High Net income $112,000 $120,000 Interest and other (income) expense, net1, 2 (32,000) (32,000) Income tax expense 23,000 25,000 Depreciation and amortization 39,000 39,000 Share-based compensation expense 20,000 20,000 Adjusted EBITDA $162,000 $172,000 Net Income to Adjusted EBITDA RECONCILIATION OF NON-GAAP METRICS | REAFFIRMED 2025 OUTLOOK 1 Excludes interest expense related to the BAC Credit Facility, which is recorded within “Sales expense” in the Condensed Consolidated Statements of Operations. 2 Includes interest income and net investment income related to our investment portfolio. Adjusted EBITDA We define Adjusted EBITDA as consolidated Net income, excluding net interest and other income (expense), income tax expense, and depreciation and amortization, further adjusted to exclude (i) net gains and losses related to our warrant liabilities prior to the Warrant Exchange; (ii) share-based compensation expense; and when applicable, (iii) restructuring, impairment and related charges; (iv) gains, losses and impairments related to divestitures; and (v) certain other unusual items. We present Adjusted EBITDA because we consider it to be an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. We use Adjusted EBITDA as a measure of the operating performance of our business on a consistent basis, as it removes the impact of items not directly resulting from our core operations. By providing this non-GAAP financial measure, together with a reconciliation to Net income, which is the most comparable GAAP measure, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. However, Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as an alternative to, or a substitute for Net income or other financial statement data presented in our Condensed Consolidated Financial Statements as indicators of financial performance. Our definition of Adjusted EBITDA may be different than similarly titled measures used by other companies in our industry, which could reduce the usefulness of this non-GAAP financial measure when comparing our performance to that of other companies.